Exhibit 10.1

AMENDMENT TO OPTION AGREEMENT

This Amendment (this “Amendment”) is entered into as of August 5, 2010, for the purpose of amending the Option Agreement (as amended from time to time, the “Agreement”) dated as of May 6, 2009, by and between Intelsat Global S.A. (formerly known as Intelsat Global, Ltd.), a société anonyme organized under the laws of Luxembourg (the “Company”), and                             , an employee of the Company or one if its subsidiaries (the “Employee”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Section 16 of the Agreement permits the amendment of the Agreement by an instrument in writing signed by the parties thereto;

WHEREAS, Section 13(c) of the Plan permits the Committee to amend any outstanding Award to the extent that the Committee would have had the authority to make such Award as so amended; provided that such amendment does not terminate any outstanding unvested Awards, other than pursuant to the terms thereof, without the Employee’s prior written consent;

WHEREAS, the Committee has determined that it is in the best interest of the Company and the Employee to amend the Agreement in certain respects; and

WHEREAS, the Committee would have had the authority to make the Award covered by the Agreement as amended by this Amendment and nothing in this Amendment terminates any outstanding unvested Awards.

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the promises and covenants set forth herein, the Agreement is amended as follows:

1. The last paragraph of Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

(c) Gradual Exit. If all of the Performance Exit Option does not vest as of the first Change in Control or Realization Event, or if no such Change in Control or Realization Event has occurred, the Performance Exit Option shall be eligible to become vested and exercisable as follows, subject to the Employee’s continued employment with the Employer from the Grant Date through the applicable vesting date:

(i) Upon any date on which the Sponsor Shareholders receive Cash Proceeds (whether through a Change in Control, a Realization Event, extraordinary cash dividends or any combination of the foregoing) equal to the amount that, when combined with the amount (if any) received as Cash Proceeds upon the first Measuring Trigger, would lead to the Applicable Fraction being equal to or greater than one (1), then, as of such date, the Performance Exit Option shall, to the extent not previously vested or forfeited, become fully vested and exercisable with respect to all Class A Shares covered thereby; or

(ii) Upon the date on which the Sponsor Shareholders sell (or otherwise transfer to a non-Affiliate) their last share acquired pursuant to the Investment, if the Applicable Fraction based on Cash Proceeds (the “Exit Applicable Fraction”) is greater than the Applicable Fraction as of the first Measuring Trigger (the “Initial Applicable Fraction”) (if any), then, as of such date, the Performance Exit Option shall, to the extent not previously vested or forfeited, become vested and exercisable with respect to that number of Class A Shares subject to the Performance Exit Option equal to the excess of (A) the Exit Applicable Fraction multiplied by the total number of Class A Shares subject to the Performance Exit Option over (B) the number of Class A Shares subject to the Performance Exit Option (if any) which vested upon the Initial Measuring Trigger (if any).

2. The definition of “Realization Event” in Section III(c)(vi) of Exhibit A of the Agreement is hereby amended to add the following sentence to the end thereof:

“For the avoidance of doubt, a recapitalization or corporate event shall include a transaction resulting in all Investment Shares outstanding at the time of the transaction (other than those cashed out in the transaction) becoming or being exchanged for shares in a different entity; provided that the shares in the new entity used to determine whether a Realization Event has occurred shall include only the Investment Shares, as adjusted.”

3. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain in full force and effect following the effective date of this Amendment.

4. This Amendment may be may be executed in several counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunder duly authorized, and the Employee has hereunto set his hand, all as of the date and year first above written.

INTELSAT GLOBAL S.A.

ACCEPTED:

The undersigned hereby acknowledges having read this Amendment and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.